UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 10, 2017

Date of Report (Date of earliest event reported)

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161, Suite 310

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

(972) 476-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, in accordance with the bylaws of Excel Corporation (the “Company”), the Board of Directors (the “Board”) of the Company voted to increase the size of the Board by one seat and appointed Mr. David Shweky to the Board to fill a vacancy on the Board resulting from such increase in the size of the Board. Mr. Shweky will serve for a term that commences immediately and expires at the 2017 annual meeting of stockholders, or until his earlier resignation or removal. Mr. Shweky was also appointed to serve as a member of the Company’s newly formed (a) Search Committee of the Board, (b) Indemnification Committee of the Board, (c) Acquisition Committee of the Board, and (d) Finance Committee of the Board.

There are no related party transactions involving Mr. Shweky that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Shweky and any other person pursuant to which Mr. Shweky was selected as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Shweky. There are no material plans, contracts or arrangements to which Mr. Shweky is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Shweky’s appointment. Mr. Shweky is a current stockholder of the Company.

The following is certain biographical information regarding Mr. Shweky:

David Shweky, 69, is a Managing Member of Aspen Entities, LLC, an employment benefits insurance firm he founded in October 2012. From January 2010 to November 2012, he served as a Managing Member of SHK SPL, LLC, an insurance and employee benefits firm. Prior to then, he ran Merit Enterprises, LLC, a real estate firm, for approximately ten years and, prior to then, was a principal of Davos Enterprises, a promotional product firm involving products such as bags, watches and mugs, which advertised the names of Fortune 500 firms, for over twenty years. Since 1997, Mr. Shweky has also served in a voluntary position as the president of Yeshivat Or HaTorah, a boys high school in Brooklyn, New York.

Among other experiences, qualifications, attributes and skills, Mr. Shweky’s leadership and business experience led to the conclusion of the Board that he is qualified to serve as a director of the Company.

Item 8.01.	Other Events.

On August 10, 2017, the Board set September 28, 2017 as the date for the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Board has also set the close of business on September 7, 2017 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

By:	/s/ Karl Power
Name: Karl Power Title: Interim Chief Exective Officer and Secretary

Date: August 16, 2017